EXHIBIT 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
On October 29, 2018, a wholly owned subsidiary of Empire Petroleum Corporation ("Empire") closed the purchase of  certain  oil and gas properties owned by Riviera Upstream, LLC, formerly known as Linn Energy Holdings, LLC ("Riviera"), under an assignment, bill of sale and conveyance dated October 25, 2018 (the "ABOS") for a purchase price of $205,000.  The effective date of the transaction was October 1, 2018.

The oil and gas properties purchased from Riviera include 0 - 50% non-operated working interest in four producing wells and two salt water disposal wells in which Empire already owns an operated interest.

The following unaudited pro forma combined financial statements (which we refer to as the "unaudited pro forma financial statements") present the combination of the historical consolidated financial statements of Empire adjusted to give effect to the purchase of the Riviera assets and related transactions. The unaudited pro forma combined statements of operations (which we refer to as the "unaudited pro forma statements of operations") for the year ended December 31, 2017, and for the six months ended June 30, 2018, combine the historical statements of consolidated operations of Empire and the Riviera assets purchased, giving effect to the purchase and related transactions as if they had been consummated on January 1, 2017, the beginning of the earliest period presented. The unaudited pro forma combined balance sheet (which we refer to as the "unaudited pro forma balance sheet") combines the historical consolidated balance sheet of Empire and the purchase of the Riviera assets as of June 30, 2018, giving effect to the purchase as if it had been consummated on June 30, 2018.

As of the date of this Form 8-K/A, Empire has not completed the detailed valuation study necessary to arrive at the required final estimates of the fair value of the Riviera assets acquired and the liabilities assumed and the related allocations of purchase price. A final determination of the fair value of Riviera's assets and liabilities, including intangible assets with both indefinite or finite lives, will be based on the actual net tangible and intangible assets and liabilities of Riviera that exist as of the closing date of the purchase. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma financial statements presented below. Empire estimated the fair value of Riviera's assets and liabilities based on preliminary valuation studies, due diligence and information obtained from the previous owner of the Riviera assets. Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuations will result in adjustments to the unaudited pro forma balance sheet and/or statements of operations. The final purchase price allocation may be materially different than that reflected in the pro forma purchase price allocation presented herein.

Assumptions and estimates underlying the adjustments to the unaudited pro forma financial statements (which we refer to as the "pro forma adjustments") are described in the accompanying notes. The historical consolidated financial statements have been adjusted in the unaudited pro forma financial statements to give effect to the purchase that are directly attributable to the purchase, factually supportable and, with respect to the unaudited pro forma statements of operations, expected to have a continuing impact on the combined results of Empire and the Riviera assets following the purchase. The unaudited pro forma financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the purchase occurred on the dates indicated. Further, the unaudited pro forma financial statements do not purport to project the future operating results or financial position of Empire following the purchase.

The unaudited pro forma financial statements have been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma financial statements;

•	the historical audited consolidated financial statements of Empire for the year ended December 31, 2017, included in Empire's Annual Report on Form 10-K; and

•	the historical unaudited consolidated financial statements of Empire as of and for the six months ended June 30, 2018, included in Empire's Quarterly Report on Form 10-Q.

EMPIRE PETROLEUM CORPORATION
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
As of June 30, 2018

	Empire Historical	Pro Forma Adjustments		Empire Pro Forma Combined
ASSETS
Current assets:
Cash	$4,235	$—		$4,235
Oil and gas sales receivable	—	36,178		36,178
Total current assets	4,235	36,178		40,413

Property and equipment
Oil and gas properties, successful efforts method	—	227,902	A	227,902
Accumulated depletion and depreciation	—	—		—
Total oil and gas investments	—	227,902		227,902

Investment in Masterson West II	300,000	—		300,000
Total assets	$304,235	$264,080		$568,315

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$184,273	$31,889		$216,162
Current portion of convertible notes, net	164,447	—		164,447
Total current liabilities	348,720	31,889		380,609

Convertible notes, net	51,805	205,000	B	256,805
Asset retirement obligations	—	27,191	A	27,191

Stockholders' deficit:
Common stock-$.001 par value authorized 150,000,000 shares, issued and outstanding
11,328,942 shares	11,328	—		11,328
Common stock subscribed not yet issued (2,000,000 shares)	2,000	—		2,000
Additional paid in capital	16,478,149	—		16,478,149
Accumulated deficit	(16,587,767)	—		(16,587,767)
Total stockholders' deficit	(96,290)	—		(96,290)
Total liabilities and stockholders' equity	$304,235	$264,080		$568,315

See accompanying notes to unaudited pro forma financial statements

EMPIRE PETROLEUM CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2018

	Empire Historical	Riviera Historical	Pro Forma Adjustments		Empire Pro Forma Combined
Revenues:
Oil and gas sales	$—	$188,855	$—		$188,855

Costs and expenses:
Production and operating	—	123,959	—		123,959
Depletion, depreciation and accretion	—	—	7,885	A	7,885
Severance taxes	—	16,041	—		16,041
General and administrative	437,079	—	—		437,079
Total costs and expenses	437,079	140,000	7,885		584,964
Operating income (loss)	(437,079)	48,855	(7,885)		(396,109)

Other expense:
Interest expense	39,473	—	6,919	B	46,392
Total other expense	(39,473)	—	(6,919)		(46,392)

Net income (loss)	$(476,552)	$48,855	$(14,804)		$(442,501)

Net loss per common share, basic & diluted	$(0.04)	$—	$—		$(0.04)

Weighted average number of common shares outstanding basic and diluted	11,071,720	—	—		11,071,720

See accompanying notes to unaudited pro forma financial statements

EMPIRE PETROLEUM CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2017

	Empire Historical	Riviera Historical	Pro Forma Adjustments		Empire Pro Forma Combined
Revenues:
Petroleum sales	$—	$353,176	$—		$353,176

Costs and expenses:
Production and operating	—	298,104	—		298,104
Depletion, depreciation and accretion	—	—	19,306	A	19,306
Severance taxes	—	25,182	—		25,182
General and administrative	757,069	—	—		757,069
Total costs and expenses	757,069	323,286	19,306		1,099,661
Operating income (loss)	(757,069)	29,890	(19,306)		(746,485)

Other expense:
Interest expense	72,998	—	13,838	B	86,836
Total other expense	(72,998)	—	(13,838)		(86,836)

Net income (loss)	$(830,067)	$29,890	$(33,144)		$(833,321)

Net loss per common share, basic & diluted	$(0.08)	$—	$—		$(0.08)

Weighted average number of common shares outstanding basic and diluted	10,859,070	—	—		10,859,070

See accompanying notes to unaudited pro forma financial statements

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Note 1. Basis of Presentation

The unaudited pro forma combined financial information has been derived from the historical consolidated financial statements of Empire and information provided by the previous owners of the Riviera assets. The unaudited pro forma combined balance sheet as of June 30, 2018 gives effect to the purchase as if the purchase had been completed on June 30, 2018. The unaudited pro forma combined statements of operations for the year ended December 31, 2017, and the six months ended June 30, 2018, give effect to the purchase as if the purchase had been completed on January 1, 2017.

The unaudited pro forma combined financial statements reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions that Empire believes are reasonable; however, actual results may differ from those reflected in these statements. In Empire's opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The unaudited pro forma combined financial statements do not purport to represent what the Empire's financial position or results of operations would have been if the transaction had actually occurred on the dates indicated above, nor are they indicative of Empire's future financial position or results of operations. These unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and related notes of Empire for the periods presented.

Note 2. Unaudited Pro Forma Combined Balance Sheet

The allocation of the preliminary estimated purchase price is based upon management's estimates of and assumptions related to the fair value of assets acquired and liabilities assumed as of June 30, 2018 using currently available information. Due to the fact that the unaudited pro forma combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein. Empire expects to finalize its allocation of the purchase consideration as soon as practicable after the date of the purchase.

The fair values of assets acquired and liabilities assumed were based on the following key inputs:

Oil and natural gas properties

The fair value of proved oil and natural gas properties was measured using valuation techniques that convert the future cash flows to a single discounted amount. Significant inputs to the valuation of proved oil and natural gas properties include estimates of: (i) recoverable reserves; (ii) production rates; (iii) future operating and development costs; (iv) future commodity prices; and (v) a market-based weighted average costs of capital. Empire utilized a combination of the New York Mercantile Exchange ("NYMEX") strip pricing and consensus pricing to value the reserves, then applied various discount rates depending on the classification of reserves and other risk characteristics. Management utilized the assistance of a third-party valuation expert to estimate the value of the oil and natural gas properties acquired.

The fair value of asset retirement obligations totaled $59,295 and is included in proved oil and natural gas properties with a corresponding liability in the table above. The fair value was determined based on a discounted estimated plugging and abandonment costs estimated in the reserve report.

The inputs used to value oil and natural gas properties and asset retirement obligations require significant judgment and estimates made by management and represent Level 3 inputs.

Financial instruments and other

The fair values determined for accounts receivable and accounts payable and accrued liabilities were equivalent to the carrying value due to their short-term nature.

Note 3. Pro Forma Adjustments

The following adjustments have been made to the accompanying unaudited pro forma combined financial statements:

A.
Reflects addition of oil and gas properties and estimate of depreciation, depletion and amortization ("DD&A") for the periods presented based on the purchase price, asset retirement obligation, and production.

B.	Reflects the draw down from initial borrowing base for Cross First loan to fund purchase of oil and gas properties.

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